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          Exhibit 99.1


          FOR IMMEDIATE RELEASE

          UNITED RENTALS TO MERGE WITH U.S. RENTALS, CREATING LARGEST EQUIPMENT RENTAL COMPANY IN NORTH AMERICA

          Transaction Expected to be Significantly Accretive to United Rentals' Earnings

          GREENWICH, CT, and MODESTO, CA, JUNE 16, 1998 - United Rentals, Inc. (NYSE: URI) and U.S. Rentals, Inc. (NYSE: USR) today jointly announced that their respective boards of directors have unanimously approved a definitive agreement to merge the two companies, creating the largest equipment rental company in North America, with 296 rental locations in 33 states, Canada and Mexico. Under the terms of the agreement, U.S. Rentals shareholders will receive 0.9625 shares of United Rentals common stock for each U.S. Rentals share in a tax-free pooling of interests. The merger, which is subject to Hart-Scott-Rodino clearance, shareholder approvals and other customary conditions, is expected to close before the end of September 1998.

          United Rentals Chairman and Chief Executive Officer Bradley Jacobs said, "We are uniting two industry leaders to create the largest and most dynamic equipment rental company in North America. This merger strengthens our combined operations and is significantly accretive to earnings. It provides numerous opportunities to achieve economies of scale and other synergies, including the ability to share equipment between United Rentals and U.S. Rentals branches."

          Mr. Jacobs added, "U.S. Rentals has long been recognized for its outstanding management team and strong asset base. The combined company will have the management depth, geographic scope, and diverse equipment fleet to efficiently meet the needs of an expanding range of customers. With this merger, we will create a world-class organization, which will be well prepared to grow in a rapid and highly disciplined manner."

          The new company, which will operate under the name United Rentals, Inc., will have an aggregate equity market capitalization of approximately $2.1 billion, and an annual revenue run rate of approximately $1.4 billion, including acquisitions currently under non-binding letters of intent. The combined company's present customer base includes over 500,000 customers, comprised of construction industry participants, industrial and commercial companies, homeowners and other individuals.

          U.S. Rentals Chairman Richard Colburn said, "We are very excited about joining forces with United Rentals to capitalize on the many growth opportunities in the equipment rental industry. There are substantial operating benefits available to the larger companies in this industry, including greater purchasing power with equipment suppliers, the opportunity to achieve increased utilization of the rental fleet by sharing equipment between

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branches, and the ability to sell used equipment more efficiently through a nationwide sales force."

          Mr. Jacobs will continue to serve as chairman and chief executive officer following the merger. Mr. Colburn will join the United Rentals board of directors as chairman emeritus. Wayland Hicks, chief operating officer of United Rentals, will continue to serve in that position for the new company, and will take on the added role of vice chairman. The members of U.S. Rentals' management team will play key roles in the new company. Bill Berry, president and chief executive officer of U.S Rentals, will become president of the combined company, with responsibility for day-to-day operations, and will report directly to Mr. Hicks. In addition, Mr. Berry will join the board of directors of United Rentals. John Milne, vice chairman and chief acquisition officer of United Rentals, and Michael Nolan, chief financial officer of United Rentals, will continue to serve in these positions in the combined company. John McKinney, chief financial officer for U.S. Rentals, will serve as vice president, finance for the new company. U.S. Rentals will also nominate two additional directors to the United Rentals board.

          Separately, United Rentals also announced today that it completed the acquisitions of 10 equipment rental companies, with aggregate 1997 revenues of approximately $121 million. This latest round of acquisitions adds 47 branches located in nine states and Canada. The companies acquired consist of Power Rental Co., Inc. (headquartered in Oregon), Grand Valley Equipment Co., Inc. (Michigan), Gaedke Equipment Co. (Texas), Reitzel Rental Ltd. (Ontario), Select Equipment Ltd. (Ontario), Yankee Equipment Corp. (Connecticut), Dealers Service Co. (New Jersey), Sky King Equipment Ltd. (Ontario), Madison Equipment Sales & Rentals, Inc. (Alabama) and Georgian Sales & Construction Rentals Ltd. (Ontario).

          John Milne, vice chairman and chief acquisition officer, said, "After closing the ten acquisitions announced today, United Rentals has non-binding letters of intent to acquire 24 rental companies, with 130 locations and aggregate annual revenues of approximately $342 million. This industry remains highly fragmented, with the top 10 companies having less than a 15% share of the North American market. As a result, we continue to see many opportunities to acquire quality equipment rental companies at attractive valuations."

          Goldman, Sachs & Co. served as financial advisor to United Rentals, and Donaldson, Lufkin & Jenrette Securities Corporation served as financial advisor to U.S. Rentals.

          United Rentals, Inc. is a leading equipment rental company serving the construction industry, industrial and commercial concerns, homeowners and other individuals, through its present network of 170 locations in 24 states and Canada. The company offers for rent a broad range of equipment, including backhoes, forklifts, aerial manlifts, generators, pumps and hand tools. The company was founded in September 1997 by the former core management team of United Waste Systems, Inc., a solid waste management company that was acquired by USA Waste Services, Inc. last August in a transaction valued at approximately $2.5 billion. United Rentals entered the equipment rental industry by acquiring six established rental companies in October 1997, completed its initial public offering in December 1997 and a follow-

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on equity offering in March 1998, and completed a senior subordinated notes offering in May 1998. Since its inception, the company has acquired 50 rental companies across the United States and Canada. United Rentals was recently ranked as the sixth largest equipment rental company in North America by RER Magazine, a leading industry publication.

          U.S. Rentals, which has been in the equipment rental business since 1957, is the second largest equipment rental company in North America. The company currently operates 126 rental locations in 22 states and serves a diverse base of commercial and residential construction, industrial, and homeowner customers. U.S. Rentals completed its initial public offering in February 1997 and completed a senior notes offering in April 1998. The company's growth has been primarily driven by strong same-store sales increases resulting from ongoing investments in expanding and modernizing the rental fleet, cold starts of new rental locations and acquisitions.

          The matters discussed in this news release include certain forward-looking statements that involve specific risks and uncertainties, which could cause actual results to differ materially from those forward-looking statements. These include, but are not limited to, general economic conditions, the impact of interest rate fluctuations, seasonal rental patterns principally due to the effects of weather, increased competition, the timing and cost of acquisitions, the availability of additional capital to fund future acquisitions, and other risks detailed in each company's recent filings with the Securities and Exchange Commission. The companies make no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.


          Contact:                             Contact:
          Robert Miner                         John McKinney
          United Rentals, Inc.                 U.S. Rentals, Inc.
          (203) 622-3131, Ext. 118             (209) 544-9636

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